                                                                    Exhibit (23)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of New England Telephone and Telegraph Company on Forms S-3 (File Nos. 33-49533 and 33-50631) of our report dated February 8, 1995, on our audits of the financial statements and financial statement schedule of New England Telephone and Telegraph Company as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.



                                         Coopers & Lybrand L.L.P.



Boston, Massachusetts
March 24, 1995